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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made and entered into as of the 5th day of August, 2002, between Concentra Inc., a Delaware corporation (the "Company"), and Fred Dunlap ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive desires to be employed as President and Chief Operating Officer of the Company as an integral part of the Company's management who participates in the decision-making process relative to short and long-term planning and policy for the Company; and

         WHEREAS, it is the desire of the Board of Directors of the Company (the "Board of Directors") to assure itself of the management services of Executive by engaging Executive as an officer of the Company and its subsidiaries and affiliates; and

         WHEREAS, Executive is desirous of committing himself to serve the Company on the terms herein provided.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

         1. Employment and Term. The Company hereby agrees to employ Executive as its President and Chief Operating Officer, and Executive hereby agrees to accept such employment, on the terms and conditions set forth herein, for the period commencing on the date first set forth above (the "Effective Date") and expiring as of 11:59 p.m. on the second anniversary of the Effective Date (unless sooner terminated as hereinafter set forth) (the "Term"); provided, however, that commencing on such second anniversary date, and each anniversary of the date hereof thereafter, the Term of this Agreement shall automatically be extended for one additional year unless at least thirty (30) days prior to each such anniversary date, the Company or Executive shall have given notice that it or he, as applicable, does not wish to extend this Agreement.

         2. Duties and Restrictions.

            (a) Duties as Employee of the Company. Executive shall, subject to the supervision of the Company's Chief Executive Officer, serve as the Company's President and Chief Operating Officer, with all such powers as may be set forth in the Company's Bylaws with respect to, and/or are reasonably incident to, such officerships.

            (b) Other Duties. Executive agrees to serve as requested by the Company as a director of the Company's subsidiaries and affiliates and in one or more executive offices of any

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of the Company's subsidiaries and affiliates; provided, that the Company indemnifies Executive for serving in any and all such capacities in a manner acceptable to the Company and Executive. Executive agrees that he shall not be entitled to receive any compensation for serving in any capacities of the Company's subsidiaries and affiliates other than the compensation to be paid to Executive by the Company pursuant to this Agreement.

          (c) Noncompetition. Executive agrees that he will not, for a period of eighteen (18) months following the termination of his employment with the Company, (1) solicit the employment of, endeavor to entice away from the Company or its subsidiaries or affiliates or otherwise interfere with any person who was an employee of or consultant to the Company or any of its subsidiaries or affiliates during the one year period preceding such termination, or (2) be employed by, associated with, or have any interest in, directly or indirectly (whether as principal, director, officer, employee, consultant, partner, stockholder, trustee, manager, or otherwise), any occupational healthcare company or occupational health managed care company (not to include the managed health care industry in general) which has a principal line of business that is directly competitive with the Company or its subsidiaries or affiliates in any geographical area in which the Company or its subsidiaries or affiliates engage in business at the time of such termination or in which any of them, prior to termination of Executive's employment and by a writing created in the ordinary course of business and executed prior to the Notice of Termination with respect to Executive's termination of employment, evidenced its intention to engage in business. Notwithstanding the foregoing, Executive shall not be prohibited from owning five percent or less of the outstanding equity securities of any entity whose equity securities are listed on a national securities exchange or publicly traded in any over-the-counter market. The Company acknowledges that Executive possesses substantial experience and expertise in this industry, and, other than as expressly set forth in this Section 2(b), the use of that experience and expertise in the future will not be deemed to be a violation of this Agreement.

          (d) Confidentiality. Executive shall not, directly or indirectly, at any time during or following the termination of his employment with the Company, reveal, divulge, or make known to any person or entity, or use for Executive's personal benefit (including, without limitation, for the purpose of soliciting business competitive with any business of the Company or any of its subsidiaries or affiliates), any information acquired during the course of employment hereunder with regard to the financial, business, or other affairs of the Company or any of its subsidiaries or affiliates (including, without limitation, any list or record of persons or entities with which the Company or any of its subsidiaries or affiliates has any dealings), other than (1) material already in the public domain, (2) information of a type not considered confidential by persons engaged in the same business or a similar business to that conducted by the Company, or (3) material that Executive is required to disclose under the following circumstances: (A) in the performance by Executive of his duties and responsibilities hereunder, reasonably necessary or appropriate disclosure to another employee of the Company or to representatives or agents of the Company (such as independent public accountants and legal counsel); (B) at the express direction of any authorized governmental entity; (C) pursuant to a subpoena or other court process; (D) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body; or (E) as otherwise necessary, in the opinion of counsel for Executive, to be disclosed by Executive in connection with the prosecution of any legal action or proceeding

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initiated by Executive against the Company or any subsidiary or affiliate of the
Company or the defense of any legal action or proceeding initiated against Executive in his capacity as an employee or director of the Company or any subsidiary or affiliate of the Company. Executive shall, at any time requested by the Company (either during or after his employment with the Company), promptly deliver to the Company all memoranda, notes, reports, lists, and other documents (and all copies thereof) relating to the business of the Company or any of its subsidiaries or affiliates that he may then possess or have under his control.

     3. Compensation and Related Matters.

        (a) Base Salary. Executive shall receive a base salary paid by the Company ("Base Salary") at the annual rate of Five Hundred Thousand Dollars ($500,000) during each calendar year of the Term, payable in periodic installments at such times (no less frequently than monthly) as executives of the Company normally are paid. In addition, the Company's Board of Directors or the Compensation Committee of the Board of Directors shall, in good faith, consider granting increases in the Base Salary based on such factors as Executive's performance and the growth and/or profitability of the Company, but the Company shall have no obligation to grant such increases in compensation.

        (b) Bonus Payments. Executive shall be entitled to receive, in addition to the Base Salary, such bonus payments, if any, as the Board of Directors or the Compensation Committee of the Board of Directors may specify.

        (c) Expenses. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors for its senior executive officers) in performing services hereunder, provided that Executive properly accounts therefor in accordance with Company policy.

        (d) Other Benefits. Executive shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company now or in the future to its senior executive officers and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to Executive pursuant to paragraph (a) of this Section 3. The Company shall not make any changes in any employee benefit plans or other arrangements in which Executive participates (including, without limitation, each pension and retirement plan, supplemental pension and retirement plan, savings and profit sharing plan, stock or unit ownership plan, stock or unit purchase plan, stock or unit option plan, life insurance plan, medical insurance plan, disability plan, dental plan, health-and-accident plan, or any other similar plan or arrangement) that would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to Executive as compared with any other executive of the Company.

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        (e) Vacations. Executive shall be entitled to ten (10) paid vacation days for the period from the date of this Agreement through December 31, 2002. Executive shall be entitled to twenty (20) paid vacation days in each calendar year commencing on or after January 1, 2003, or such additional number as may be determined by the Board of Directors from time to time. For purposes of this
Section 3(e), weekends shall not count as vacation days and Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

        (f) Perquisites. Executive shall be entitled to receive the perquisites and fringe benefits appertaining generally to senior executive officers of the Company in accordance with any practice established by the Board of Directors. In the event Executive's employment hereunder is terminated (whether by Executive or the Company) for any reason whatsoever (other than Executive's death), then the Company shall, at Executive's written request and to the extent permitted by the terms of such policies and applicable law, assign and convey to Executive any life insurance policies maintained by the Company on the life of Executive, who shall thereafter be solely responsible, at his election, to pay all premiums payable after such assignment and conveyance to maintain the coverage under such policies with respect to Executive. Executive shall not be required to pay any money or other consideration to the Company upon such assignment and conveyance, it being acknowledged and agreed by the parties hereto that Executive's execution and delivery hereof constitute adequate and satisfactory consideration for such assignment and conveyance.

        (g) Proration. Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement, shall be prorated in accordance with the number of days in such calendar year during which he is so employed.

     4. Executive's Office and Relocation.

        (a) Executive shall primarily perform his duties and responsibilities hereunder at the Company's office located at 5080 Spectrum Drive, Addison, Texas (or at such other location within the Dallas, Texas, metropolitan area, to which the Company may in the future relocate such principal executive office), except for reasonable required travel on the Company's business. If the Company requests Executive to report for the performance of his services hereunder on a regular or permanent basis at any location or office more than thirty-five (35) miles from the office location described in the first sentence of this Section 4, and Executive agrees to such change, the Company shall pay Executive's reasonable relocation and moving expenses, including, but not limited to, the cost of moving his immediate family, expenses incurred while seeking new housing (including travel by Executive's spouse) and temporary living expenses incurred by Executive or his family for up to one hundred eighty (180) days.

        (b) It is the parties' intention that Executive will relocate his residence from Florida to the Dallas, Texas, metropolitan area, as soon as reasonably practicable, at the Company's expense. Following the Effective Date, the Company will reimburse Executive for relocation and moving expenses reasonably incurred by Executive in relocating his home from Florida to the Dallas, Texas, metropolitan area (including, without limitation, house-hunting trips

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for Executive and his spouse, the cost of temporary housing in the Dallas area as reasonably required, real estate commissions and closing costs on the sale of Executive's Florida home, the cost of moving Executive's household goods from Florida to Texas, and a "gross up" for those items that are considered wages for tax purposes).

     5. Termination. Executive's employment hereunder may be terminated by the Company or Executive, as applicable, without any breach of this Agreement, only under the following circumstances.

        (a) Death. Executive's employment hereunder shall terminate upon his death.

        (b) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been unable, with reasonable accommodation, to perform the essential functions of his duties and responsibilities hereunder on a full time basis for one hundred eighty (180) consecutive calendar days, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such one hundred eighty (180) day period) Executive shall not have returned to the performance of his material managerial duties and responsibilities hereunder on a full time basis, the Company may terminate Executive's employment hereunder.

        (c) Cause. Subject to the provisions of Section 7(d), the Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon:

            (1) Executive's willful or intentional failure to perform or gross negligence in the performance of Executive's material duties and responsibilities hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason (as hereinafter defined) by Executive);

            (2) The commission by Executive of dishonesty or fraud of a material nature in connection with the performance of his duties hereunder, or willful or intentional misconduct of a material nature in connection with the performance of his duties hereunder;

            (3) The conviction of Executive, or the entering of a plea of nolo contendere by Executive, with respect to a felony;

            (4) Unprofessional or unethical conduct of a material nature by Executive in connection with the performance of his duties hereunder as determined in a final adjudication of any board, institution, organization or governmental agency having any privilege or right to pass upon the conduct of Executive;

            (5) Intentional, willful, or grossly negligent conduct by Executive which is materially detrimental to the reputation, character, business, or standing of the Company, including, without limitation, the use by Executive of a controlled substance; or

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              (6) The continued material breach by Executive of any of
Executive's obligations under Section 2(c), 2(d), or 4(b) of this Agreement, or Executive's failure (other than by reason of a breach of this Agreement by the Company) to serve the Company on a full-time basis in accordance with Sections 1, 2(a), and 2(b) of this Agreement.

          (d) Termination by Executive. Subject to the provisions of Section 7(c), and at his option, Executive may terminate his employment hereunder (1) for Good Reason, or (2) upon no less than ninety (90) days prior written notice to the Company.

          For purposes of this Agreement, the termination of Executive's employment hereunder by Executive because of the occurrence of any one or more of the following events shall be deemed to have occurred for "Good Reason":

              (A) a material change in the nature or scope of Executive's authorities, status, powers, functions, duties, responsibilities, or reporting relationships that is determined by Executive in good faith to be adverse to those existing before such change;

              (B) any removal by the Company of Executive from, or any failure to reelect Executive to, the positions indicated in Section 1 hereof except in connection with termination of Executive's employment for Cause or disability;

              (C) a reduction in Executive's Base Salary, a reduction in any bonus potential or other material adverse change in any bonus plan or program applicable to Executive after any such bonus potential or bonus plan or program has been communicated to Executive, or any other failure by the Company to comply with Section 3 hereof that is not consented to or approved by Executive;

              (D) the relocation of Executive's office at which he is to perform his duties and responsibilities hereunder to a location outside of the Dallas, Texas, metropolitan area, or a materially adverse alteration in the office space within which Executive is to perform his duties and responsibilities hereunder or in the secretarial and administrative support provided to Executive;

              (E) a failure by the Company or any subsidiary or affiliate of the Company to comply with any other material term or provision hereof or of any other written agreement between Executive and the Company or any such subsidiary or affiliate; or

              (F) the occurrence of a Change in Control (as defined in Exhibit A attached hereto), other than a Change in Control occurring by reason of an initial public offering of the Company's equity securities and/or by reason of a sale of the Company's equity securities pursuant to a public registration of such securities by the Company within twelve (12) months following an initial public offering of the Company's equity securities.

     6. Compensation Upon Termination or Failure to Renew. Executive shall be entitled to the following compensation from the Company upon the termination of his employment or

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upon the Company's delivery of notice pursuant to Section 1 that the Term of this Agreement shall not following any anniversary of the date hereof be automatically extended for an additional year.

          (a) Death. If Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as shall have been designated in a notice filed with the Company prior to Executive's death, or, if no such person shall be designated, to his estate as a death benefit, his Base Salary to the date of his death in addition to any payments Executive's spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or other arrangement or life insurance policy maintained by the Company. In addition, (x) the Company shall make payments of premiums to continue the medical and dental insurance coverage of Executive's spouse and children under age twenty-five (25) as in effect at and as of the date of Executive's death (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the date of Executive's death, and (y) the Company shall make a lump sum cash payment to the appropriate insurance company(ies) in an amount sufficient to fully fund future premium payments pursuant to any then existing second-to-die, split-dollar insurance policy(ies) obtained by Executive through the Company.

          (b) Disability. During any period that Executive fails to perform his material managerial duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his Base Salary and any bonus payments until Executive's employment is terminated pursuant to Section 5(b) hereof or until Executive terminates his employment pursuant to Section 5(d)(2) hereof, whichever first occurs. After such termination, the Company shall pay to Executive, on or before the fifth day following the Date of Termination (as hereinafter defined) his Base Salary to the Date of Termination. In addition, (x) the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the Date of Termination, and (y) the Company shall make a lump sum cash payment to the appropriate insurance company(ies) in an amount sufficient to fully fund future premium payments pursuant to any then existing second-to-die, split-dollar insurance policy(ies) obtained by Executive through the Company.

          (c) Termination by the Company for Cause or by Executive Other Than Because of Death, Disability or Good Reason. If Executive's employment shall be terminated by the Company for Cause or if Executive shall terminate his employment other than for Good Reason and other than by reason of his death or disability, the Company shall pay Executive his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. Such payments shall fully discharge the Company's obligations hereunder.

          (d) Breach by the Company, for Good Reason, or Upon Failure to Renew. If (1) in breach of this Agreement, the Company shall terminate Executive's employment (it being understood that a purported termination of Executive's employment by the Company pursuant to

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any provision of this Agreement that is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or (2) Executive shall terminate his employment for Good Reason, or
(3) the Company shall give Executive notice pursuant to Section 1 prior to any anniversary of the date hereof that the Term of this Agreement shall not be automatically extended for an additional year on any such anniversary date, then the Company shall pay Executive:

               (A) his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

               (B) in lieu of any further salary payments to Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to Executive on or before the fifth day following the Date of Termination and on the fifth day of each of the seventeen (17) months thereafter (amounting to a total of eighteen (18) months), an amount in cash equal to one-twelfth (1/12) of Executive's annual Base Salary at the rate in effect at the time the Notice of Termination is given (for a total of one and one-half (1 1/2) years' Base Salary);

               (C) in lieu of any further bonus or incentive compensation payments to Executive for periods subsequent to the Date of Termination, the Company shall pay to Executive on or before the fifth day following the Date of Termination and on the fifth day of each of the seventeen (17) months thereafter (amounting to a total of eighteen (18) months), an amount in cash equal to one-twelfth (1/12) of Executive's average annual bonus compensation actually received from the Company with respect to the two (2) year period immediately preceding the date the Notice of Termination is given (or such lesser period as Executive shall have been employed by the Company at such time); and

               (D) all benefits payable under the terms of any employee benefit plan or other arrangement as of the Date of Termination.

         In addition, (x) the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the Date of Termination, in each case to the extent such coverage is available, and (y) the Company shall make a lump sum cash payment to the appropriate insurance company(ies) in an amount sufficient to fully fund future premium payments pursuant to any then existing second-to-die, split-dollar insurance policy(ies) obtained by Executive through the Company

         (e) Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise.

     7.  Other Provisions Relating to Termination.

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                  (a) Notice of Termination. Any termination of Executive's
employment by the Company or by Executive (other than termination because of the death of Executive) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                  (b) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean: (1) if Executive's employment is terminated by his death, the date of his death; (2) if Executive's employment is terminated because of a disability pursuant to Section 5(b), then thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); (3) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason, then, subject to Sections 7(c) and 7(d), the date specified in the Notice of Termination; (4) if the Company gives Executive notice pursuant to Section 1 prior to any anniversary of the date hereof that the Term of this Agreement shall not be automatically extended for an additional year on any such anniversary date, the date upon which the Term expires; (5) if Executive terminates his employment pursuant to Section 5(d), ninety (90) days after Notice of Termination is given by Executive (or such shorter period as the Company in its sole discretion shall determine after receipt of such a Notice of Termination; provided, that, in such event, the Company will pay Executive his Base Salary with respect to the full ninety (90) days of the notice period, without regard to the number of days actually worked); and (6) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

                  (c) Good Reason. Upon the occurrence of an event described in clauses (A) through (E) of the definition of "Good Reason" in Section 5(d), Executive may terminate his employment hereunder for Good Reason within one hundred eighty (180) days thereafter by giving a Notice of Termination to the Company to that effect. If the effect of the occurrence of the event giving rise to Good Reason under Section 5(d) may be cured, the Company shall have the opportunity to cure any such effect for a period of thirty (30) days following receipt of Executive's Notice of Termination. If the Company fails to cure any such effect, the termination for Good Reason shall become effective on the date specified in Executive's Notice of Termination. If Executive does not give such Notice of Termination to the Company with respect to an event constituting Good Reason, then this Agreement will remain in effect, and Executive shall be deemed for all purposes to have waived his right to terminate his employment for Good Reason with respect to such event; provided, however, that the failure of Executive to terminate this Agreement for Good Reason shall not be deemed a waiver of Executive's right to terminate his employment for Good Reason upon the occurrence of a subsequent event described in Section 5(d) in accordance with the terms of this Agreement.

                  (d) Cause. In the case of any termination of Executive for Cause, the Company will give Executive a Notice of Termination describing in reasonable detail, the facts or circumstances giving rise to Executive's termination (and, if applicable, the action required to

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cure same) and will permit Executive thirty (30) business days to cure such failure to comply or perform. Cause for Executive's termination will not be deemed to exist until the expiration of the foregoing cure period, so long as Executive continues to use his best efforts during the cure period to cure such failure. If after thirty (30) business days following Executive's receipt of a Notice of Termination for Cause, Executive has not cured the facts or circumstances giving rise to Executive's termination for Cause, then Executive's termination for Cause shall be effective as of the date specified in the Notice of Termination.

               (e) Interest. Until paid, all past due amounts required to be paid by the Company under any provision of this Agreement shall bear interest at the highest non-usurious rate permitted by applicable federal, state, or local law.

         8.    Successors; Binding Agreement.
               -----------------------------

               (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company, Executive, and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

               (b) Assumption. Upon the written request of Executive, the Company will require any successor (whether direct or indirect, by purchase of securities, merger, consolidation, sale of assets, or otherwise) to all or substantially all of the business or assets of the Company, by an agreement in form and substance satisfactory to Executive, to expressly assume this Agreement and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

               (c) Certain Payments. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

         9. Notice. For purposes of this Agreement, all notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by facsimile or similar electronic device and confirmed, (c) delivered by overnight express, or (d) if sent by any other means, upon receipt. Notices and all other communications provided for in this Agreement shall be addressed as follows:

               If to Executive:      To Executive's home address as reflected
                                     from time to time in the Company's records;
                                     and

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              If to the Company:     Concentra Inc.
                                     5080 Spectrum Drive, Suite 400 - West Tower
                                     Addison, Texas  75001
                                     Attention: General Counsel
                                     Fax No.: (972) 387-1938

or to such other address as either party may have furnished to the other in writing in accordance herewith.

         10. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a written instrument signed by Executive and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any choice-of-law provisions thereof.

         11. Attorney Fees. All legal fees and costs incurred by Executive in connection with the resolution of any dispute or controversy under or in connection with this Agreement (including, without limitation, the termination or purported termination of this Agreement) shall be reimbursed by the Company to Executive as bills for such services are presented by Executive to the Company, unless such dispute or controversy is found to have been brought not in good faith or without merit by a court of competent jurisdiction.

         12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain infull force and effect.

         13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

         14. Entire Agreement. Excepting only (a) that certain Option Award Agreement, dated August 5, 2002, between the Company and Executive, (b) that certain Restricted Stock Award Agreement, dated August 5, 2002, between the Company and Executive, and (c) that certain Memorandum regarding 2002 and 2003 Incentive Bonus Program from the Company's Chief Executive Officer to Executive (each of which continues in effect in accordance with its respective terms), this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes in all respects any and all prior employment agreements and/or severance protection letters, agreements, or arrangements between Executive, on the one hand, and the Company or any other predecessor in interest thereto or any of their

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


respective subsidiaries, on the other hand, which prior employment agreements and/or severance protection letters, agreements, and arrangements, if any, are hereby cancelled and of no further force or effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                     COMPANY:

                                     CONCENTRA  INC.

                                     By:   /s/  Daniel J. Thomas
                                        -------------------------------
                                           Daniel J. Thomas
                                           President and Chief Executive Officer

                                     EXECUTIVE:

                                           /s/ Fred Dunlap
                                     ------------------------------------
                                           Fred Dunlap

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

                                    EXHIBIT A

                        DEFINITION OF "CHANGE IN CONTROL"

         As used in this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

                  (A) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of either (x) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), such that WCAS ceases to own, in the aggregate, more than 50% of the Outstanding Company Common Stock or of the Outstanding Company Voting Securities; provided, however, that for purposes of this Subparagraph (A), the following acquisitions shall not constitute a Change of Control: (1) any acquisition of Company Common Stock or other Company voting securities directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of Subparagraph (C) below; or

                  (B) Individuals who, as of the date of the Plan, constitute the Board of Directors cease for any reason to constitute at least a majority of the Incumbent Board (as hereinafter defined); or

                  (C) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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


                  (D) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         As used in this Agreement, "Incumbent Board" means the individuals who constitute the Board of Directors on the date hereof and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

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